Exhibit 99.1

Liquidity Services, Inc. Provides Preliminary Q1-FY2013 Gross Merchandise Volume Results;
Reaffirms Q1-FY2013 Earnings Guidance; Announces Quarterly Earnings Call

WASHINGTON, January 16, 2013 — Liquidity Services, Inc. (NASDAQ: LQDT), a leading online auction marketplace for surplus and salvage assets, announced today preliminary Gross Merchandise Volume (GMV) results for its first quarter fiscal year 2013 ended December 31, 2012, and is reaffirming guidance for Adjusted EBITDA and Adjusted Diluted Earnings Per Share.  The Company will discuss its final results for Q1-FY13 in a conference call on Thursday, January 31, 2013 at 10:30 a.m. Eastern Time.  The earnings press release will be distributed prior to market open on the same day. Bill Angrick, Chairman and CEO, and Jim Rallo, CFO, will host the earnings event.

For Q1-FY13, Liquidity Services today announced that its Gross Merchandise Volume (GMV) was approximately $234 million, which falls below the Company’s guidance range of $240-$250 million.  The lower than expected GMV is a result of several delayed energy equipment sales within the Company’s capital assets group.

The Company reaffirms its quarterly guidance for Q1-FY13 for Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS).  We expect Adjusted EBITDA for Q1-FY13 to range from $22.0 million to $24.0 million and Adjusted Diluted EPS to be $0.36 to $0.40.

Investors and other interested parties may access the earnings call teleconference on January 31, 2013 by dialing 866-713-8567 or 617-597-5326 and providing the participant pass code 55758425. A live web cast of the conference call will be provided on the Company’s investor relations website at www.liquidityservicesinc.com/investors.

An archive of the web cast will be available on the Company’s website for 30 calendar days ending March 2, 2013 at 11:59 p.m. ET. An audio replay of the teleconference will also be available until March 2, 2013 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 36221612. Both replays will be available starting at 12:30 p.m. on the day of the call.

About Liquidity Services, Inc.

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $3.3 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based in Washington, D.C. and has nearly 1,300 employees. Additional information can be found at: http://www.liquidityservicesinc.com.

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Contact:

Julie Davis

Director of Investor Relations

202-558-6234

julie.davis@liquidityservicesinc.com

Forward-Looking Statements

The financial information set forth in this press release reflects our current estimates, is subject to the completion of our quarterly review process and is subject to change.

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits and impact on fiscal 2013 operating results. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, including, but not limited to, those set forth in Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.